UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Soliciting Material Pursuant to §240.14a-12
Northrop Grumman Corporation
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May 14, 2020

Information Regarding Your Northrop Grumman Shares - Your Vote Is Important

To Northrop Grumman Employees:

The company’s 2020 annual meeting of shareholders will be held Wednesday, May 20, in a virtual meeting format only, via webcast. The live webcast will be available at http://www.meetingcenter.io/214063388. Many of you hold Northrop Grumman shares through one of the company savings plans. This announcement is to encourage you to vote all of your shares if you have not done so already. Your vote is important, and your input is valued.

The voting deadline for participants in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program for the company’s 2020 annual meeting of shareholders is Sunday, May 17, at 11:59 p.m. Eastern Daylight Time.

To cast your vote, visit www.envisionreports.com/NOC and follow the instructions. It is important to vote all of your Northrop Grumman shares held in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program.

The following are the proposals scheduled to be presented at the annual meeting and the voting recommendations of the company’s board of directors. Please refer to the company’s 2020 Proxy Statement at www.envisionreports.com/NOC for a discussion of why the board recommends that you vote as follows:

Proposal	Board Recommendation
Election of Directors	For
Advisory Vote on Compensation of Named Executive Officers	For
Ratification of Appointment of Independent Auditor	For
Shareholder Proposal that the Company Assess and Report on Potential Human Rights Impact That Could Result From Governments’ Use of Our Products and Services	Against
Shareholder Proposal to Move to a 3% Ownership Threshold for Shareholders to Request Action by Written Consent	Against

Note that you may receive multiple communications (electronically and/or by mail) containing proxy materials and voting instructions for each type of account in which you hold shares of Northrop Grumman stock. Review each communication carefully as it is likely not a duplicate and be sure to vote all of your shares in each of your accounts.

On Friday, April 3, you should have received an email notification from Northrop Grumman’s transfer agent, Computershare, sent to your email address on record (either your personal or company address), containing instructions for viewing the proxy statement and annual report, and for voting your shares.

If you did not receive an email notification, or wish to change your vote, contact Computershare at 877-498-8861.

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